As filed with the Securities and Exchange Commission on December 21, 2018

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HUDSON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New York	13-3641539
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

P.O. Box 1541

One Blue Hill Plaza

Pearl River, NY 10965

(Address of Principal Executive Offices)

Hudson Technologies, Inc. 2018 Stock Incentive Plan

(Full Title of the Plan)

Kevin J. Zugibe, Chairman and Chief Executive Officer

Hudson Technologies, Inc.

P.O. Box 1541

One Blue Hill Plaza

Pearl River, NY 10965

Telephone: (845) 735-6000

(Name, Address and Telephone Number, including area code, of Agent for Service)

Copies of all communications, including all communications sent to agent for service should be sent to:

Michael Grundei, Esq.

Wiggin and Dana LLP

281 Tresser Boulevard

Stamford, Connecticut 06901

Telephone: (203) 363-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	4,000,000 shares	$1.15	$4,600,000	$557.52

(1)       Plus such additional indeterminable number of shares as may be required pursuant to the 2018 Stock Incentive Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.

(2)       Computed in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, such computation is based on $1.15 per share (the average of the high and low prices as reported on the NASDAQ Capital Market on December 19, 2018).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the Hudson Technologies, Inc. 2018 Stock Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement of the Company the following documents and information heretofore filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission:

(a)	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018;

(c)	The Company’s current report on Form 8-K/A filed November 8, 2017 (Audited Financial Statements and Independent Auditors’ Report contained in Exhibit 99.1 only);

(d)	The Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 14, 2018, March 16, 2018, May 9, 2018 (Item 5.02 only), June 8, 2018, August 15, 2018, August 16, 2018, October 16, 2018, October 24, 2018, November 15, 2018, November 23, 2018, November 27, 2018, and December 3, 2018 (Item 2.03 and referenced exhibits only); and

(e)	The Company’s Proxy Statement filed with the Securities and Exchange Commission on April 23, 2018; and

(f)	The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as amended.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

The Company will provide, without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document). Requests for such documents should be submitted in writing, addressed to the office of the Secretary, Hudson Technologies, Inc., P.O. Box 1541, One Blue Hill Plaza, Pearl River, NY 10965, or by telephone at (845) 735-6000.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The New York Business Corporation Law (Sections 721 through 726) permits a corporation to indemnify any of its directors and officers for acts performed in their capacities, subject to certain conditions. Paragraph 3 of the Certificate of Incorporation of the registrant provides that a director shall not be liable to the registrant or its shareholders for damages for any breach of duty in such capacity except for liability if a judgment or other final adjudication adverse to the director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which he or she was not legally entitled or that the director's acts violated Section 719 of the New York Business Corporation Law. Paragraph 17 of Article III of the Registrant's By-laws provide for indemnification of directors and officers to the fullest extent permitted by the New York Business Corporation Law

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Certificate of Incorporation and Amendment (1)
4.2	Amendment to Certificate of Incorporation, dated July 20, 1994 (1)
4.3	Amendment to Certificate of Incorporation, dated October 26, 1994 (1)
4.4	Certificate of Amendment of the Certificate of Incorporation dated March 16, 1999 (2)
4.5	Certificate of Correction of the Certificate of Amendment dated March 25, 1999 (2)
4.6	Certificate of Amendment of the Certificate of Incorporation dated March 29, 1999 (2)
4.7	Certificate of Amendment of the Certificate of Incorporation dated February 16, 2001 (3)
4.8	Certificate of Amendment of the Certificate of Incorporation dated March 20, 2002 (4)
4.9	Certificate of Amendment of the Certificate of Incorporation dated January 3, 2003 (5)
4.10	Certificate of Amendment of the Certificate of Incorporation dated September 15, 2015 (6)
4.11	Amended and Restated By-Laws adopted July 29, 2011 (7)
4.12	Hudson Technologies, Inc. 2018 Stock Incentive Plan (filed herewith)
5.1	Opinion of Wiggin and Dana LLP (filed herewith)
23.1	Consent of BDO USA, LLP (filed herewith)
23.2	Consent of KPMG LLP (filed herewith)
23.3	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)

(1)	Incorporated by reference to the comparable exhibit filed with the Registrant's Registration Statement on Form SB-2 (No. 33-80279-NY)
(2)	Incorporated by reference to the comparable exhibit filed with the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999.
(3)	Incorporated by reference to the comparable exhibit filed with the Registrant's Report on Form 10-KSB for the year ended December 31, 2000.
(4)	Incorporated by reference to the comparable exhibit filed with the Registrant's Report on Form 10-KSB for the year ended December 31, 2001.
(5)	Incorporated by reference to the comparable exhibit filed with the Registrant's Report on Form 10-KSB for the year ended December 31, 2002.
(6)	Incorporated by reference to the comparable exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.
(7)	Incorporated by reference to the comparable exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Item 9.	Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River, State of New York, on this 21st day of December, 2018.

HUDSON TECHNOLOGIES, INC.

By:	/s/ Kevin J. Zugibe
Name: Kevin J. Zugibe
Title: Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin J. Zugibe, Stephen P. Mandracchia and Brian F. Coleman and each of them his or her true and lawful attorneys-in-fact and agents, each acting alone, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with all exhibits thereunto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Capacity	Date

(i) Principal Executive Officer:

/s/ Kevin J. Zugibe	Chairman of the Board and Chief	December 21, 2018
Kevin J. Zugibe	Executive Officer

(ii) Principal Financial and Accounting Officer:

/s/ Nat Krishnamurti	Chief Financial Officer	December 21, 2018
Nat Krishnamurti

(iii) A Majority of the Board of Directors:

/s/ Vincent P. Abbatecola	Director	December 21, 2018
Vincent P. Abbatecola

/s/ Brian F. Coleman	Director	December 21, 2018
Brian F. Coleman

Director
Dominic J. Monetta

/s/ Otto C. Morch	Director	December 21, 2018
Otto C. Morch

/s/ Richard Parrillo	Director	December 21, 2018
Richard Parrillo

/s/ Eric A. Prouty	Director	December 21, 2018
Eric A. Prouty

/s/ Kevin J. Zugibe	Director	December 21, 2018
Kevin J. Zugibe